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Exhibit 99.24

			SCENARIO		1	2	3	4	5	6

			Speed	Pricing	100%	100%	100%	50%	50%	50%
			Rates		Forward	Forward	Forward	Forward	Forward	Forward
			Triggers		Fail	Fail	Fail	Fail	Fail	Fail
			Cleanup Call		To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity
			Default P&I Advance		100% Advance	100% Advance	100% Advance	100% Advance	100% Advance	100% Advance
			Default Severity		40%	50%	60%	40%	50%	60%
			Default Recovery Lag	Months	0 months	0 months	0 months	0 months	0 months	0 months
			Default Balance		Current Balance	Current Balance	Current Balance	Current Balance	Current Balance	Current Balance
			CPR = CDR + CRR	Capped at prepay
			CPR = CRR	PSA standard	CPR = CRR	CPR = CRR	CPR = CRR	CPR = CRR	CPR = CRR	CPR = CRR

		Initial
	Ratings	Bond	Sub-
Class	Fitch / Moody's / S&P / DBRS	Size	ordination

A	AAA / Aaa / AAA / AAA	78.10	21.90	CDR
				CummLosses
M1	AA+ / Aa1 / AA+ / AA(h)	3.20	18.70	CDR
				CummLosses
M2	AA+ / Aa2 / AA+ / AA(h)	3.20	15.50	CDR
				CummLosses
M3	AA+ / Aa3 / AA / AA	2.25	13.25	CDR
				CummLosses
M4	AA / A1 / AA / AA(l)	1.70	11.55	CDR
				CummLosses
M5	AA- / A2 / AA- / A(h)	1.65	9.90	CDR
				CummLosses
M6	A+ / A3 / A+ / A(h)	1.40	8.50	CDR	15.821	12.437	10.251	13.498	10.653	8.806
				CummLosses	13.53%	14.05%	14.42%	18.45%	19.85%	20.91%
B1	A / Baa1 / A / A	1.60	6.90	CDR
				CummLosses
B2	A- / Baa2 / A- / A(l)	1.15	5.75	CDR
				CummLosses
B3	BBB+ / Baa3 / BBB+ / BBB (h)	1.15	4.60	CDR
				CummLosses
B4	BBB / Ba1 / BBB / BBB	1.45	3.15	CDR
				CummLosses
B5	BBB- / Ba2 / BBB- / BBB (l)	1.05	2.10	CDR
				CummLosses
OC		2.10	-